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                                                                    EXHIBIT 23.2


                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated March 14, 2005, with respect to the consolidated financial statements of Bennett Footwear Holdings, LLC in the Registration Statement (Form S-4) and related Prospectus of Brown Shoe Company, Inc. for the registration of $150,000,000 of 8 3/4% Senior Notes due 2012.


                                          /s/ Ernst & Young LLP


Boston, Massachusetts
May 10, 2005